UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2023

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 14th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-9200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On April 26, 2023, the board of trustees (the “Board”) Nuveen Churchill Private Capital Income Fund (the “Fund”) approved an amendment and restatement of the Fund’s Second Amended and Restated Bylaws (the “Third Amended and Restated Bylaws”), which became effective immediately. The Fund adopted the Third Amended and Restated Bylaws as a result of a comment issued by state securities regulator in connection with their “blue sky” review of the Fund’s offering. The change reflected in the Third Amended and Restated Bylaws provides that if a sufficient number of votes to elect an independent trustee are not cast in a contested election, the incumbent independent trustee, if any, will retain their position until the next meeting of shareholders duly called at which a quorum is present, and until such meeting will only be entitled to vote on actions taken by the trustees regarding the Board’s obligations under Section 15(c) of the Investment Company Act of 1940, as amended. No other changes were made to the Bylaws.

The foregoing description is only a summary of the material provisions of the Third Amended and Restated Bylaws and is qualified in its entirety by reference to a copy of the Third Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01    Other Events.

Net Asset Value

In accordance with the Fund's valuation policy, the Fund intends to sell its shares on the first business day of each month at an offering price that it believes reflects the net asset value (“NAV”) per share at the end of the preceding month. The table below sets forth the public offering price for the Fund’s Class I shares of beneficial interest, which is approximately equal to its NAV per share.

NAV as of March 31, 2023
Class I shares	$24.65

As of March 31, 2023, the Fund’s aggregate NAV was approximately $259.9 million, the fair value of its investment portfolio was $378.2 million, and it had $135.5 million in secured borrowings outstanding. The Fund generated a 0.73% and 2.37% total net return for Class I shareholders for the 1-month and 3-months ended March 31, 2023, respectively, and a 7.28% total net return for Class I shareholders from March 30, 2022 (date on which Class I shares were issued) to March 31, 2023.

Distributions

On April 28, 2023, the Board declared a regular distribution for Class I shares of beneficial interest in the amount of $0.24 per share. The distribution is payable to Class I shareholders of record as of April 30, 2023 and the payment date is on May 26, 2023.

Portfolio Update

As of March 31, 2023, the Fund had debt investments and equity investments in 74 portfolio companies with an aggregate of $382.7 million (at cost) and an average position size of 1.14%.1 The portfolio companies had a weighted average annual EBITDA of $62 million.2 As of March 31, 2023, the Fund’s investments consisted of 72.26% first-lien term loans, 6.43% second-lien debt investments, 19.83% of mezzanine debt investments, and 1.48% equity investments (at fair value). As of March 31, 2023, the weighted average yield on the debt and income producing investments at fair value was 11.39%.

1 Average position size (committed par amount) is calculated as a percentage of contributed capital and total size of the credit facility.
2 These calculations include all private debt investments and exclude quoted assets. Amounts are weighted based on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently reviewed by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of this information.

The industry composition of the Fund’s portfolio as a percentage of fair value as of March 31, 2023 was as follows

March 31, 2023
Industry
Automotive	1.03%
Banking, Finance, Insurance, Real Estate	0.33%
Beverage, Food & Tobacco	12.27%
Capital Equipment	3.24%
Chemicals, Plastics, & Rubber	3.95%
Construction & Building	4.13%
Consumer Goods: Durable	4.13%
Consumer Goods: Non-Durable	7.14%
Containers, Packaging & Glass	4.54%
Energy: Oil & Gas	5.64%
Environmental Industries	2.52%
Healthcare & Pharmaceuticals	7.60%
High Tech Industries	3.14%
Media: Advertising, Printing & Publishing	1.82%
Services: Business	16.48%
Services: Consumer	7.39%
Sovereign & Public Finance	1.00%
Telecommunications	1.76%
Transportation: Cargo	2.87%
Wholesale	9.01%
Total	100.00%

Past performance is not necessarily indicative of future performance, and there can be no assurance that the Fund will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of the Fund’s management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or the Fund’s actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations and current expectations only and, consequently, the data set forth in the Fund’s Quarterly Report on Form 10-Q for fiscal quarter ended March 31, 2023 may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. The Fund assumes no duty to update these preliminary estimates except as required by law.

Neither PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Nuveen Churchill Private Capital Income Fund
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: May 1, 2023	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President